NOTE: Certain portions of this document have been omitted based on a request for confidential treatment.  The non-public information has been filed
      with the Securities and Exchange Commission.   Omitted portions are
      designated with asterisks ("*").




This Amendment No. 1 dated October 9, 1996, is between the University of Florida Research Foundation, Inc., a not-for-profit corporation duly organized and existing under the laws of the State of Florida and having its principal office at 223 Grinter Hall, Gainesville, Florida, 32611-2037 ("UFRFI"), and Ixion Biotechnology, Inc., a corporation duly organized under the laws of Delaware, and having its principal office at 12085 Research Drive, Alachua, Florida 32615 ("Ixion").


     WITNESSETH

WHEREAS, UFRFI and Ixion entered into a License Agreement dated February 17, 1995, relating to UF Case No. UF# -1256 "In vitro-grown Islets of Langerhans for curing diabetes" and the parent patent application"In Vitro Growth of Functional Islets of Langerhans," USSN 08/234,071, filed April 28, 1994 (the "License Agreement") and

WHEREAS, UFRFI and Ixion desire to amend such License
Agreement to the benefit of both parties;

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein the parties agree to Amendment
No. 1 as follows:

1. The definitions used in Amendment No. 1 shall be the definitions set forth in the License Agreement unless otherwise indicated.

2. Amend section 1.6 by deleting the words "and its sublicensees'" such that section 1.6 reads as follows:

1.6 "Net Sales" means Ixion's gross sales from the sale or lease of Licensed Products and Licensed Processes produced hereunder less the sum of the following:

(a) discounts allowed in amounts customary in the trade and brokers' or agents' commissions, if any, allowed and paid to independent parties in arms-length transactions;

(b) excise, value-added, or sales taxes, tariff duties or use taxes directly imposed and with reference to particular sales;

(c)     outbound transportation prepaid or allowed;

(d)     amounts allowed or credited on returns; and

(e) packing costs and insurance costs if itemized separately.

No deductions shall be made for commissions paid to individuals regularly employed by Ixion and on its payroll, or for cost of collections. Licensed Products shall be considered "sold" when invoiced.

3. Amend section 4.1(c) by deleting the words "or its sublicensees" such that section 4.1(c) reads as follows:


(c) A Running Royalty in an amount equal to ******** of the Net Sales of the Licensed Products or Licensed Processes used, leased, or sold by or for Ixion; and


4.  Add a new section 4.1 (d) as follows:

(d) Sublicense Royalty in an amount equal to ************** of the sublicense revenue received by Ixion.
Sublicense revenue received by Ixion shall mean revenue in the form of license fees, royalties, or other direct consideration (such as milestone payments made by a sublicensee), but not research support or collaboration fees from sublicensees; and

5.  Renumber old section 4.1 (d) and amend it as follows:

(e) A further ******** upon the filing with the FDA of an application for a Product License Approval relating to a Licensed Product or Process, or the expiration of 24 months from the Effective Date, whichever is later. Such milestone payment is in addition to any Running Royalties due under section 4.1(c) or Sublicensee Royalty due under section
4.1(d) above.


6. Appendix A is amended to read, in its entirety, as attached.

7.  Appendix B is amended to read, in its entirety, as attached.

IN WITNESS WHEREOF, the parties have hereunto set their hands and seals and duly executed this Agreement as of the day and year first set forth above.


University of Florida Research Foundation, Inc.       Ixion Biotechnology,
Inc.



By                                                                   By
                                                             Dr. Karen A.
Holbrook                                         Weaver H. Gaines
    President                                              Chairman and Chief
Executive Officer


     APPENDIX A


UF Case No. UF# -1256
"In vitro-grown Islets of Langerhans for curing diabetes"

Patent Application "In Vitro Growth of Functional Islets of Langerhans," USSN 08/234/071
By Ammon B. Peck, Ph.D., filed April 28, 1994

UF Case No. UF# 1376 "In Vitro Growth of Functional Islets of Langerhans and In Vivo Uses Thereof,"

Patent Application "In Vitro Growth of Functional Islets of Langerhans and In Vivo Uses Thereof," USSN 08/432,434, by Ammon B. Peck, filed April 28, 1995

UF Case No. UF# - UF Case No. UF# 1484 "In Vitro Growth of Functional Islets of Langerhans and In Vivo Uses Thereof"

Patent Application "In Vitro Growth of Functional Islets of Langerhans and In Vivo Uses Thereof," USSN 08/546,746, by Ammon B. Peck, filed October 25, 1995

     APPENDIX B

Foreign countries in which Patent Rights shall be filed, prosecuted, and maintained in accordance with Article VI

UF Case No. # -1376 PCT US95/05303 "In Vitro Growth of Functional Islets of Langerhans and In Vivo Uses Thereof, "
Publ. No. WO 95/29988

All subsequent national and PCT filings for applications appearing in Appendix
A.